UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to LPC Agreement

On April 27, 2016, Anthera Pharmaceuticals, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“LPC”) entered into an amendment to the Purchase Agreement, dated as of March 12, 2015 and subsequently amended on July 8, 2015, by and between the Company and LPC (as amended, the “LPC Agreement”) to increase the total amount of the Company’s shares of common stock, par value $0.001 per share (“Common Stock”) available for purchase by LPC under the LPC Agreement from $6,000,000 to $15,000,000 (the “Amendment”). Under the original LPC Agreement, we had issued and sold shares of our common stock having an aggregate offering price of $1,036,000. Accordingly, we may offer and sell shares of our common stock having an aggregate offering price of up to $13,964,000 upon execution of the Amendment.

As consideration for entering into the Amendment, the Company issued to LPC 7,916 shares of Common Stock, and is required to issue up to 95,160 additional shares of Common Stock pro rata as the Company requires LPC to purchase the Company’s shares under the LPC Agreement over the term of the agreement. The Company will not receive any cash proceeds from the issuance of these 7,916 shares or the 95,160 shares that may be issued if subsequent funding is received by the Company.

All shares of Common Stock to be issued and sold to LPC under the LPC Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333- 210166), filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and declared effective on April 18, 2016, and the prospectus supplement thereto dated April 27, 2016.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Amendment is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference and the LPC Agreement was previously filed by the Company with the Securities and Exchange Commission on March 12, 2015. The foregoing descriptions of the Amendment and the LPC Agreement and the transactions contemplated thereby are qualified in their entirety by reference to such exhibits. In addition, the Amendment has been included to provide investors with information regarding its terms. The Amendment is not intended to provide any other factual information about the Company. The Amendment contains representations and warranties that the Company has made to LPC. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to LPC in connection with signing the Amendment. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Amendment. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Member of Board of Directors

On April 27, 2016, the Board of Directors (the “Board”) of the Company, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mr. Brent Furse to serve on the Board as a Class I director.

Mr. Furse, 47, has over 25 years of healthcare commercial leadership experience with extensive experience in the areas of sales and marketing, commercial product launch and partnerships. Mr. Furse currently serves as President and Chief Commercial Officer at Cardiorentis AG, a biopharmaceutical company that is developing novel medicines for acute heart failure.  Prior to Cardiorentis AG, from 2000 to 2015, Mr. Furse served as Chief Customer Officer and Executive Vice President at The Medicines Company (MDCO), currently a publicly traded biopharmaceutical company.  Prior to the Medicines Company, he worked in the cardiovascular divisions of Schering-Plough and Bristol-Myers Squibb.  Mr. Furse received his Bachelor of Science from Keenesaw State University and holds an M.B.A. from Mercer University.

Mr. Furse has been appointed to the Audit Committee.

Mr. Furse will participate in the Company's standard director compensation program. The program generally in effect for the Company's current fiscal year ending December 31, 2016 is described in "Director Compensation" in the Company's proxy statement for its 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 15, 2016 (the “Proxy Statement”).

The Board of Directors awarded two stock option grants to purchase an aggregate of 75,049 shares of the Company's Common Stock to Mr. Furse on April 27, 2016, the date he was elected to the Board.  The first stock option grant of 33,670 shares of common stock will vest as follows: 25% on April 27, 2017 and the remainder will vest in 36 equal monthly installments thereafter.  The second stock option grant of 41,379 shares vest in 12 equal monthly installments from April 27, 2016.

Mr. Furse is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Furse and any other persons pursuant to which he was selected as a director.

Retirement of Member of Board of Directors

On April 27, 2016, Mr. Sanford Zweifach, a director of the Company, concluded his term on the Board and all committees thereof and did not stand for re-election at the Company’s 2016 Annual Meeting of Stockholders.   Mr. Zweifach has previously served as chairman of the Compensation Committee and as a member of the Audit Committee.   Mr. Zweifach’s decision to retire from the Board was not the result of any disagreement with the Company.

The Company issued a press release on April 27, 2016 announcing the appointment of Mr. Furse and the retirement of Mr. Sanford Zweifach.  The press release is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2016 Annual Meeting of Stockholders held on April 27, 2016:

(i) The election of one Class I director, as nominated by the Board of Directors, to hold office until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

(ii) The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016;

(iii) The approval of an amendment to the 2013 Stock Option and Incentive Plan to increase the aggregate number of shares authorized for issuance under the plan by 1,600,000 shares of common stock; and

(iv) To hold a non-binding, advisory vote on the executive compensation of the Company’s named executive officers.

The proposals are described in detail in the Proxy Statement.

The number of shares of common stock entitled to vote at the annual meeting was 40,004,037.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 33,350,411.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominee were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)           Election of one Class I Director.

Director Nominee	Votes For	Votes Withheld
David E. Thompson	15,079,319	3,477,307

There were 14,793,785 broker non-votes regarding the election of directors.

(b)           Ratification of Auditors.

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The results of the voting included 30,278,195 votes for, 3,063,949 votes against, and 8,267 votes abstained.

There were zero broker non-votes regarding this proposal.

(c)           Amendment of the Company’s 2013 Stock Option and Incentive Plan.

Stockholders approved the amendment of the Company’s 2013 Stock Option and Incentive Plan.  The results of the voting included 12,007,388 votes for, 6,522,943 votes against, and 26,295 votes abstained.

There were 14,793,785 broker non-votes regarding this proposal.

(d)           Advisory Vote on Executive Compensation of the Company’s Named Executive Officers.

Stockholders approved, on an advisory non-binding basis, the executive compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.  The results of such voting included 11,656,628 votes for, 6,854,905 votes against, and 45,093 votes abstained.

There were 14,793,785 broker non-votes regarding this proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

5.1	Opinion of Goodwin Procter LLP

10.1	Amendment to the LPC Agreement, dated as of April 27, 2016, between Anthera Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press Release dated April 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President of Finance and Administration (Principal Accounting Officer)